Exhibit 10.4
SUCCESSFACTORS, INC.
2007 Equity Incentive Plan
(adopted by the Board on October 31, 2007)
     1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 26.
     2. SHARES SUBJECT TO THE PLAN.
                  2.1 Number of Shares Available. Subject to Sections 2.2 and 20, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is five million (5,000,000) Shares plus any authorized shares not issued or subject to outstanding grants under the Company’s 2001 Stock Option Plan (the “Prior Plan”) on the Effective Date (as defined below). Subject to Sections 2.2 and 20 hereof, Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or Stock Appreciation Right granted under this Plan but which cease to be subject to the Option or Stock Appreciation Right for any reason other than exercise of the Option or Stock Appreciation Right; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. If shares that are subject to stock options granted under the Prior Plan cease to be subject to such stock options after the Effective Date, or if shares issued before or after the Effective Date pursuant to the exercise of stock options granted under the Prior Plan are, after the Effective Date, forfeited or repurchased by the Company at the original issue price, then an equal number of shares of the Company’s Common Stock shall become available under the Plan. Stock Appreciation Rights to be settled in shares of the Company’s Common Stock shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares issued upon settlement of the Stock Appreciation Rights. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Options granted under this Plan. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of 2009 through 2016, by the lesser of: (i) five percent (5%) of the number of Shares issued and outstanding on the December 31 immediately prior to the date of increase and (ii) a lesser number of Shares determined by the Board, provided that no more than fifty million (50,000,000) Shares shall be issued pursuant to the exercise of ISOs (as defined in Section 5 below). No more than twenty percent (20%) of the Shares reserved under the Plan may be issuable pursuant to an Award (other than Stock Bonus Awards) at a price per share that is at a discount from the Fair Market Value on the date of grant of such Award (excluding Awards granted in substitution for other awards as part of an acquisition by the Company).
                  2.2 Adjustment of Shares. In the event that the number or type of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Price of outstanding Options and Stock Appreciation Rights, (c) the number of Shares subject to outstanding Options and Stock Appreciation Rights and (d) if any such occurrence is after the Effective Date, the maximum number of Shares that may be granted pursuant to any limitation imposed by the Plan shall be proportionately adjusted in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued.
     3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of four million (4,000,000) Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.
     4. ADMINISTRATION.
                  4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan except however, the Board shall establish the terms for the grant of Awards to Outside Directors. The Committee will have the authority to:
                            (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
                            (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
                            (c) select persons to receive Awards;
                            (d) determine the form and terms of Awards;

                            (e) determine the number of Shares or other consideration subject to Awards;
                            (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
                            (g) grant waivers of Plan or Award conditions;
                            (h) determine the vesting, exercisability and payment of Awards;
                            (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
                            (j) determine whether an Award has been earned; and
                            (k) make all other determinations necessary or advisable for the administration of this Plan.
                  4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by the Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
                  4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine the Performance Period and any Performance Factors upon which vesting of any portion of such Award is to be subject. When required by Section 162(m) of the Code, then prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
     5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Non-Qualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
                  5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Option Agreement which will expressly identify the Option as an ISO or an NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
                  5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
                  5.3 Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
                  5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of an NQSO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11.
                  5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.
                  5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

                            (a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.
                            (b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.
                            (c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
                            (d) If the Participant is terminated for Cause, then the Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee (in no event later than the expiration date of the Options).
                  5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
                  5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
                  5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 17 of this Plan and by written notice to the affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.
                  5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
     6. RESTRICTED STOCK AWARDS.
                  6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock Award”). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
                  6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
                  6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares when required by law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to the Participants.
                  6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria. The Committee may adjust the performance goals applicable to a Restricted Stock Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code.
                  6.5 Termination of Participant. Except as may be set forth in the Participant’s Restricted Stock Purchase Agreement, vesting ceases on such Participant’s Termination Date.
     7. STOCK BONUS AWARDS.
                  7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock Awards or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.
                  7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock

Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code.
                  7.3 Form of Payment to Participant. The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.
                  7.4 Termination of Participant. Except as may be set forth in the Participant’s Stock Bonus Award Agreement, vesting ceases on such Participant’s Termination Date.
     8. STOCK APPRECIATION RIGHTS.
                  8.1 Awards of Stock Appreciation Rights. A Stock Appreciation Right is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock Awards), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the Stock Appreciation Right is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The Stock Appreciation Right may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All Stock Appreciation Rights shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
                  8.2 Terms of Stock Appreciation Rights. The Committee will determine the terms of each Stock Appreciation Right including, without limitation: (a) the number of Shares deemed subject to the Stock Appreciation Right; (b) the Exercise Price and the time or times during which the Stock Appreciation Right may be settled; (c) the consideration to be distributed on settlement of the Stock Appreciation Right and (d) the effect on each Stock Appreciation Right of the Participant’s Termination. The Exercise Price of the Stock Appreciation Right will be determined by the Committee when the Stock Appreciation Right is granted and, may be less than Fair Market Value (but not less than the par value of the Shares). A Stock Appreciation Right may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the Stock Appreciation Right is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Stock Appreciation Right; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and the Participants may participate simultaneously with respect to Stock Appreciation Rights that are subject to different performance goals and other criteria.
                  8.3 Exercise Period and Expiration Date. A Stock Appreciation Right will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such Stock Appreciation Right. The SAR Agreement shall set forth the expiration date; provided that no Stock Appreciation Right will be exercisable after the expiration of ten (10) years from the date the Stock Appreciation Right is granted. The Committee may also provide for Stock Appreciation Rights to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the Stock Appreciation Right as the Committee determines.
                  8.4 Form and Timing of Settlement. The portion of a Stock Appreciation Right being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the Stock Appreciation Right and any deferral satisfy the requirements of Section 409A of the Code.
                  8.5 Termination of Participant. Except as may be set forth in the Participant’s SAR Agreement, vesting ceases on such Participant’s Termination Date.
     9. RESTRICTED STOCK UNITS.
                  9.1 Awards of Restricted Stock Units. A Restricted Stock Unit is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock Awards) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Restricted Stock Units shall be made pursuant to a Restricted Stock Unit Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
                  9.2 Terms of Restricted Stock Units. The Committee will determine the terms of a Restricted Stock Unit including, without limitation: (a) the number of Shares deemed subject to the Restricted Stock Unit; (b) the time or times during which the Restricted Stock Unit may be exercised; (c) the consideration to be distributed on settlement, and the effect on each Restricted Stock Unit of the Participant’s Termination. A Restricted Stock Unit may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Restricted Stock Unit Agreement. If the Restricted Stock Unit is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the Restricted Stock Unit; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the Restricted Stock Unit. Performance Periods may overlap and participants may participate simultaneously with respect to Restricted Stock Units that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

The Committee may adjust the performance goals applicable to the Restricted Stock Units to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code.
                  9.3 Form and Timing of Settlement. The portion of a Restricted Stock Unit being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit is earned provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements of Section 409A of the Code.
                  9.4 Termination of Participant. Except as may be set forth in the Participant’s Restricted Stock Unit Agreement, vesting ceases on such Participant’s Termination Date.
     10. PERFORMANCE SHARE AWARDS.
                  10.1 Awards of Performance Shares. A Performance Share Award is an award to an eligible person denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock Awards). Grants of Performance Share Awards shall be made pursuant to a Performance Share Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
                  10.2 Terms of Performance Share Awards. The Committee will determine, and each Performance Share Agreement shall set forth, the terms of each award of Performance Share Awards including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Share Awards shall be settled; (c) the consideration to be distributed on settlement, and the effect on each award of Performance Shares Awards of the Participant’s Termination. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Share Awards. Prior to settlement the Committee shall determine the extent to which Performance Share Awards have been earned. Performance Periods may overlap and the Participants may participate simultaneously with respect to Performance Shares Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the applicable performance goals to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
                  10.3 Form and Timing of Settlement. The portion of an award of Performance Shares Awards being settled shall be paid currently.

                  10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date.
     11. PAYMENT FOR SHARE PURCHASES.
                  11.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:
                            (a) by cancellation of indebtedness of the Company to the Participant;
                            (b) by surrender of shares of the Company held by the Participant;
                            (c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;
                            (d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s Common Stock exists:
                                      (i) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
                                      (ii) through a “margin” commitment from the Participant and a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;
                            (e) by any combination of the foregoing; or
                            (f) by any other method approved by the Board.
     12. WITHHOLDING TAXES.
                  12.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
                  12.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
     13. TRANSFERABILITY.
                  13.1 General Rule. Except as otherwise provided in this Section 13, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.
                  13.2 All Awards other than NQSOs. All Awards other than NQSOs shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.
                  13.3 NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted Transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A Permitted Transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.
     14. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
                  14.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock Awards, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock Awards; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Exercise Price pursuant to Section 14.2.

                  14.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price, as the case may be.
     15. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
     16. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
     17. EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or Stock Appreciation Right is permitted without prior stockholder approval. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or Stock Appreciation Right exchange, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may reduce the Exercise Price of outstanding Options or Stock Appreciation Rights without the consent of affected Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price necessary to avoid treatment as a “deferral of compensation” under Section 409A of the Code.
     18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
     19. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate the Participant’s employment or other relationship at any time, with or without cause.
     20. CORPORATE TRANSACTIONS.
                  20.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. An Award shall be deemed to be assumed or replaced if, following the Corporate Transaction, such Award confers the right to receive (in like proportion) the consideration received by holders of the Company’s Common Stock pursuant to the terms for the Corporate Transaction (if holders were offered a choice of consideration, then the type of consideration chosen by the holders of a majority of the then-outstanding shares of the Company’s Common Stock); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its parent corporation, then assumption shall be deemed to have occurred if the Award confers the right to receive solely common stock of the successor corporation or its parent corporation equal in fair market value per Share subject to such Award to the per share consideration received by holders of the Company’s Common Stock in the Corporate Transaction. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to the Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine.
                  20.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an award, such new Award may be granted with a similarly adjusted Exercise Price.
                  20.3 Outside Directors’ Awards. Notwithstanding any provision to the contrary, in the event of a Corporate Transaction, the vesting of all Awards granted to Outside Directors will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
     21. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
     22. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.
     23. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
     24. NONEXCLUSIVITY OF THE PLAN . Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
     25. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.
     26. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:
     “Award” means any award under the Plan, including any Option, Restricted Stock

Award, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit or Performance Share Award.
     “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
     “Board” means the Board of Directors of the Company.
     “Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of employee’s employment.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
     “Company” means SuccessFactors, Inc. or any successor corporation.
     “Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
     “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.
     “Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement is declared effective by the SEC.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.
     “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

                            (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
                            (b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;
                            (c) in the case of an Option made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
                            (d) if none of the foregoing is applicable, by the Committee in good faith.
     “Family Member” includes any of the following:
                            (a) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;
                            (b) any person (other than a tenant or employee) sharing the Participant’s household;
                            (c) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;
                            (d) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or
                            (e) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.
     “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
     “Option” means an award of an option to purchase Shares pursuant to Section 5.
     “Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.
     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Participant” means a person who receives an Award under this Plan.
     “Performance Factors” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company specific operational metrics.
     “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.
     “Performance Share Award ”means an Award granted pursuant to Section 10 of the Plan.
     “Performance Share Agreement” means an agreement evidencing a Performance Share Award granted pursuant to Section 10 of the Plan.
     “Plan” means this SuccessFactors, Inc. 2007 Equity Incentive Plan.
     “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.
     “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.
     “Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 6 of the Plan.
     “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.
     “Restricted Stock Unit Agreement” means an agreement evidencing a Restricted Stock Unit granted pursuant to Section 9 of the Plan.
     “SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 8 of the Plan.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 20, and any successor security.
     “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.
     “Stock Bonus Award” means an Award granted pursuant to Section 7 of the Plan.
     “Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 7 of the Plan.
     “Stock Option Agreement” means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.
     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
     “Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.